Exhibit 10.2(e)
ECHELON CORPORATION

Performance Share Agreement
for Non-U.S. Employees

TERMS AND CONDITIONS OF PERFORMANCE SHARES

By executing the Grant Acceptance process and using the services on this Smith Barney Benefit Access® website, you, the Employee and Echelon Corporation (the “Company”) agree that this Award is granted under and governed by the terms and conditions of the Company’s 1997 Plan (the “Plan”) and the Terms and Conditions of Performance Shares (the “Agreement”), which may be amended or modified from time to time. Employee has reviewed the Plan and this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Award and fully understands provisions of the Plan and this Agreement. Employee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Agreement. Employee further agrees to promptly notify the Company upon any change in the Employee’s residence address. [PLEASE BE SURE TO READ ALL OF THE TERMS AND CONDITIONS (IF ANY) AND APPENDICES, (IF ANY) FOR YOUR COUNTRY, THAT CONTAIN THE SPECIFIC TERMS AND CONDITIONS OF THIS AWARD.]

____________________

The Company hereby grants you, the Employee, an award (the “Award”) of Performance Shares under the Plan. The Award is subject to the provisions of the Plan and the Agreement, including Appendices, if any, for the Employee’s country.

1. Grant. The Company hereby grants Performance Shares to the Employee under the Plan subject to all of the terms and conditions in the Plan and this Agreement, including Appendices, if any, for the Employee’s country. If the Performance Shares are paid out in Shares to the Employee upon vesting, par value for the Common Stock underlying the Performance Shares will be deemed to have been paid by the Employee’s services over the vesting period rendered by the Employee to the Company or its Subsidiary.

2. Company’s Obligation to Pay. Each Performance Share represents an unfunded promise by the Company to issue one share of the Company’s Common Stock, subject to certain restrictions and on the terms and conditions contained in this Agreement. Unless and until the Performance Shares have vested in the manner set forth in paragraphs 3 or 4, the Employee will have no right to the payment of Shares. Prior to actual payment of any vested Performance Shares, such Performance Shares will represent an unsecured obligation.

3. Vesting Schedule/Period of Restriction. Except as otherwise provided in paragraph 4 of this Agreement, the Performance Shares awarded by this Agreement shall vest in accordance with the vesting schedule set forth in the Summary of Grant, subject to the Employee’s continuing to be a Service Provider on each relevant vesting date. Notwithstanding anything in this paragraph 3 to the contrary, and except as otherwise provided by the Administrator or as required by local law, vesting of the Performance Shares shall be suspended during any unpaid leave of absence other than military leave and will resume on the date the Employee returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence, if permissible under local law.

4. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the Performance Shares at any time, subject to the terms of the Plan, and if permissible under local law. If so accelerated, such Performance Shares will be considered as having vested as of the date specified by the Administrator.

5. Payment after Vesting. Any Performance Shares that vest in accordance with paragraphs 3 or 4 will be paid to the Employee (or in the event of the Employee’s death, to his or her estate) in Shares which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at vesting as soon as practicable following the date of vesting, subject to paragraph 8.

6. Forfeiture. Notwithstanding any contrary provision of this Agreement, the balance of the Performance Shares that have not vested pursuant to paragraphs 3 or 4 at the time of the Employee’s termination as a Service Provider for any or no reason will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company. The Employee shall not be entitled to a refund of the price paid for the Performance Shares forfeited to the Company pursuant to this paragraph 6.

7. Death of Employee. Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the administrator or executor of the Employee’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

8. Withholding of Taxes. Regardless of any action the Company or its Subsidiary takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the Employee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by the Employee is and remains the Employee’s responsibility and that the Company and/or the Subsidiary (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Shares, including the grant or vesting of the Performance Shares, the subsequent sale of Shares acquired under the Plan and the receipt of dividend equivalents, if any; and (b) do not commit to structure the terms of the Award or any aspect of the Award to reduce or eliminate the Employee’s liability for Tax-Related Items.

No Shares will be issued to the Employee (or his or her estate) for Performance Shares unless and until satisfactory arrangements (as determined by the Administrator) have been made by the Employee with respect to the payment of any Tax-Related Items obligations of the Company and/or the Subsidiary with respect to the issuance of such Shares.

In this regard, the Employee authorizes the Company and/or its Subsidiary to withhold Shares from the Performance Shares, provided that the Company withholds only that number of Shares with a Fair Market Value equal to the minimum required withholding amount for Tax-Related Items, determined on the date that the amount for Tax-Related Items to be withheld is to be determined. If the Company or the Employer satisfies the obligation for Tax-Related Items by withholding a number of whole Shares as described herein, the Employee is deemed to have been issued the full number of Shares subject to the Award of Performance Shares, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of the vesting of the Performance Shares. No fractional Shares will be withheld or issued pursuant to the grant of Performance Shares and the issuance of Shares thereunder; any additional withholding necessary for this reason will be done by the Company or the Subsidiary through the Employee’s paycheck or other cash compensation paid to the Employee by the Company and/or the Subsidiary. The Company or the Subsidiary, in its discretion, may, and with respect to its executive officers (as determined by the Company) will withhold an amount equal to two (2) times the Fair Market Value of a Share from the last paycheck or other cash compensation due to the Employee prior to the vesting of the Performance Shares. In the event that the cash amounts withheld by the Company or the Subsidiary exceed the Tax-Related Items that are due after the automatic withholding of whole Shares, the Company or the Subsidiary will reimburse the Employee for the excess amounts.

In addition, the Employee authorizes the Company and/or the Subsidiary, in their sole discretion, in lieu of or in addition to the foregoing and in each case to the extent permissible under local law, to (i) sell or to arrange for the sale of Shares received as a result of vesting of the Performance Shares (on the Employee’s behalf and at the Employee’s discretion pursuant to the Employee’s authorization in this Agreement), with the proceeds going toward satisfaction of the Tax-Related Items, (ii) require the Employee to pay the Tax Related Items in cash or with a cashier’s check or certified check, and/or (iii) withhold all applicable Tax-Related Items legally payable by the Employee from the Employee’s wages or other cash compensation payable to the Employee by the Company or its Subsidiary.

The Employee shall pay to the Company and or the Subsidiary any amount of Tax-Related Items that the Company may be required to withhold as a result of the Employee’s participation in the Plan that cannot be satisfied by one or more of the means previously described in this paragraph 8.

The Company shall not be required to deliver any of the Shares if the Employee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this paragraph 8.

9. Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company with respect to any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Employee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

10. No Effect on Employment. Subject to any employment contract with the Employee, the terms of such employment will be determined from time to time by the Company, or the Subsidiary employing the Employee, as the case may be, and the Company, or the Subsidiary, as the case may be, will have, and the Employee’s participation in the Plan shall not interfere with, the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause. The transactions contemplated hereunder, the Employee’s participation in the Plan and the vesting schedule set forth in the Summary of Grant do not constitute an express or implied promise of continued employment for any period of time. In the event that the Employee is not an employee of the Company, the grant will not be interpreted to form an employment contract with the Employee’s employer or any Subsidiary or affiliate of the Company.

11. Nature of Grant. In accepting the Performance Shares, the Employee acknowledges that:

(a) the grant of the Performance Shares is voluntary and occasional and does not create any contractual or other right to receive future grants of Performance Shares, or benefits in lieu of Performance Shares even if Performance Shares have been granted repeatedly in the past;

(b) all decisions with respect to future Awards of Performance Shares, if any, will be at the sole discretion of the Company;

(c) the Employee’s participation in the Plan is voluntary;

(d) Performance Shares are extraordinary items that do not constitute regular compensation for services rendered to the Company or its Subsidiary, and that is outside the scope of the Employee’s employment contract, if any;

(e) the Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or its Subsidiary;

(f) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(g) in consideration of the Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or any diminution in value of the Performance Shares or Shares received when the Performance Shares vest resulting from termination of employment by the Company or its Subsidiary (for any reason whatsoever and whether or not in breach of local labor laws), and the Employee irrevocably releases the Company and/or its Subsidiary from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Employee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim;

(h) in the event of involuntary termination of the Employee’s employment (whether or not in breach of local labor laws), the Employee’s right to receive Performance Shares and vest under the Plan, if any, will terminate effective as of the date that the Employee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when the Employee is no longer actively employed for purposes of the Award;

(i) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Employee’s participation in the Plan, or the Employee’s acquisition or sale of the underlying Shares; and

(j) the Employee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding the Employee’s participation in the Plan before taking any action related to the Plan.

12. Data Privacy. The Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Employee’s personal data as described in this Agreement by and among, as applicable, the Employee’s employer, the Company and its Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing the Employee’s participation in the Plan.

The Employee understands that the Company and the Subsidiary may hold certain personal information about the Employee, including, but not limited to, the Employee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or its Subsidiaries and affiliates, details of all Performance Shares or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Employee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Personal Data”). The Employee understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Employee’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Employee’s country. The Employee understands that he or she may request a list with the names and addresses of any potential recipients of the Personal Data by contacting the Employee’s local human resources representative. The Employee authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing the Employee’s participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom the Employee may elect to deposit any Shares received upon vesting of the Award. The Employee understands that Personal Data will be held only as long as is necessary to implement, administer and manage the Employee’s participation in the Plan. The Employee understands that he or she may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, without cost, by contacting in writing the Employee’s local human resources representative. The Employee understands that refusal or withdrawal of consent may affect the Employee’s ability to realize benefits from the Award. For more information on the consequences of the Employee’s refusal to consent or withdrawal of consent, the Employee understands that he or she may contact his or her local human resources representative.

13. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of Human Resources Department, at Echelon Corporation, 550 Meridian Avenue, San Jose, CA 95126, or at such other address as the Company may hereafter designate in writing.

14. Grant is Not Transferable. Except to the limited extent provided in paragraph 7 above, this grant of Performance Shares and the rights and privileges conferred hereby may not be sold, pledged, assigned, hypothecated, transferred or disposed of any way (whether by operation of law or otherwise) and may not be subject to sale under execution, attachment or similar process, until you have been issued the Shares. Upon any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

15. Restrictions on Sale of Securities. Subject to the provisions of paragraph 17 below, the Shares issued as payment for vested Performance Shares awarded under this Agreement will be registered under the U.S. federal securities laws and will be freely tradable upon receipt. However, your subsequent sale of the Shares will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.

16. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto, to the extent permissible under local law.

17. Additional Conditions to Issuance of Certificates for Shares. The Company shall not be required to issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any state, federal, or local law or under the rulings or regulations of the U.S. Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any governmental agency, which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the Performance Shares as the Administrator may establish from time to time for reasons of administrative convenience.

18. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

19. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Performance Shares have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Employee, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

20. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

21. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

22. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement can be made only in an express written contract executed by a duly authorized officer of the Company.

23. Amendment, Suspension or Termination of the Plan. The Employee understands that the Plan is discretionary in nature and may be amended, altered, suspended or terminated by the Company at any time.

24. Notice of Governing Law. This grant of Performance Shares and the provisions of this Agreement, including Appendices, if any, for the Employee’s country, shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflict of laws.

25. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Performance Shares granted under and participation in the Plan or future Awards that may be granted under the Plan by electronic means or to request the Employee’s consent to participate in the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

26. Language. If the Employee has received this Agreement, including Appendix A and Appendix B (if any), or any other document related to the Plan translated into a language other than English, and if the translated version is different than the English version, the English version will control.

27. No Compensation Deferrals. Payments made pursuant to the Plan and this Award are intended to qualify for the “short-term deferral” exemption from Section 409A of the Code. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement, including Appendix A and Appendix B (if any) to ensure that all Performance Share Awards are made in a manner that qualifies for exemption from or complies with Section 409A of the Code, provided, however, that the Company makes no representation that this Award is not subject to Section 409A of the Code nor makes any undertaking to preclude Section 409A of the Code from applying to this Award.